NET 2 L.P.
                LIMITED PARTNER CONSENT/DISSENTERS ELECTION FORM

               THIS CONSENT IS SOLICITED ON BEHALF OF THE GENERAL
                              PARTNER OF NET 2 L.P.

     Each limited partner of Net 2 L.P. is hereby solicited to complete, date, sign and return this Consent/Dissenters Election Form prior to expiration of the solicitation period. Faxed and mailed forms must be returned by 12:00 midnight, New York time, November 27, 2001 unless extended by the general partner.

     THE GENERAL PARTNER RECOMMENDS THAT YOU "CONSENT" TO EACH OF THE PROPOSALS SET FORTH BELOW.

     PLEASE MARK, SIGN, DATE AND RETURN THIS FORM PROMPTLY USING THE ENCLOSED ENVELOPE. VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

                              PROPOSALS TO BE VOTED

1. CONSENT TO TRANSACTION: TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, AS AMENDED, PURSUANT TO WHICH NET 2 L.P. WILL MERGE INTO NET 3 ACQUISITION L.P., IN EXCHANGE FOR A SPECIFIED NUMBER OF COMMON SHARES OF LEXINGTON CORPORATE PROPERTIES TRUST AND A SPECIFIED AGGREGATE AMOUNT OF CASH. CONSENT INCLUDES CONSENT TO ALL ACTIONS NECESSARY TO CONSUMMATE THE TRANSACTION, INCLUDING ANY REQUIRED AMENDMENTS TO THE NET 2 L.P. PARTNERSHIP AGREEMENT. CONSENT ALSO INCLUDES CONSENT TO TREATMENT OF THE MERGER AS A DIRECT SALE OF YOUR NET 2 L.P. UNITS TO NET 3 ACQUISITION L.P. FOR TAX PURPOSES. IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE ON THE TRANSACTION, YOU WILL BE DEEMED TO CONSENT TO TREATMENT OF THE MERGER AS A DIRECT SALE FOR TAX PURPOSES. IF YOU DO NOT WISH TO CONSENT TO THIS TAX TREATMENT, YOU MUST DENY CONSENT AND ELECT TO RECEIVE DISSENTER DEBENTURES BELOW.

                CONSENT   [ ]  DENY CONSENT   [ ]  ABSTAIN   [ ]

2. EXTENSION OF CONSENT SOLICITATION PERIOD: TO EXTEND THE PERIOD FOR THE SOLICITATION OF CONSENTS IF NET 2 L.P. HAS NOT RECEIVED THE AFFIRMATIVE CONSENT OF THE HOLDERS OF A SUFFICIENT NUMBER OF LIMITED PARTNERSHIP UNITS TO APPROVE PROPOSAL NUMBER ONE.

                EXTEND    [ ]  DO NOT EXTEND  [ ]  ABSTAIN   [ ]

                          DISSENTER DEBENTURE ELECTION

You may elect to receive your merger consideration in Dissenter Debentures in lieu of Common Shares of Lexington Corporate Properties Trust and Cash. In order to make the election you must BOTH deny consent to Proposal Number One AND affirmatively elect to receive the Dissenter Debentures by checking the box below.

     I ELECT TO RECEIVE DISSENTER DEBENTURES [ ]

     If you return a duly executed Consent/Dissenters Election Form but abstain or otherwise fail to indicate whether you wish to consent or deny consent to Proposal Number One, you will be counted as having CONSENTED to Proposal Number One. If Net 2 approves Proposal Number One, you will receive Common Shares in Lexington Corporate Properties Trust and Cash as indicated in Proposal Number One.

     If you do not return your Consent/Dissenters Election Form, you will be deemed to have DENIED consent to Proposal Number One.

                    NOTE: Signatures should agree with the names stenciled hereon. When signing as executor, administrator, trustee, guardian or attorney, please give the title as such. For joint accounts or co-fiduciaries, all joint owners or co-managers should sign.

                    Dated:                                             , 2001
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